Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268567 on Form F-3 of our reports dated April 23, 2024, relating to the financial statements of Sendas Distribuidora S.A. and the effectiveness of Sendas Distribuidora S.A. internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

DELOITTE TOUCHE TOHMATSU

Auditores Independentes Ltda.

São Paulo – SP, Brazil

April 23, 2024